UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 5, 2009

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11038	41-0857886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4201 Woodland Road P.O. Box 69 Circle Pines, Minnesota		55014
(Address of Principal Executive Offices)		(Zip Code)

(763) 225-6600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement

On May 5, 2009, Northern Technologies International Corporation (“NTIC”) and DAK ENGINEERING, LLC., an entity owned by NTIC’s former Chief Technical Officer and, Donald Kubik, (“DAK”), entered into an agreement (the “Agreement”), effective as of June 1, 2009.  Pursuant to the Agreement, NTIC has engaged DAK to perform certain services to NTIC, specifically services in the area of chemistry, technology development, supplier technical issues, production issues, product performance characterization, and other forms of commercializing intellectual property rights.  In consideration for such services, NTIC has agreed to pay DAK a monthly fee of $7,250.  The Agreement may be terminated by either party for any reason with 30 days prior notice before the quarter end by providing written notice to the other party and may be terminated upon the occurrence of other certain events, as set forth in the Agreement.  The Agreement also contains other standard terms, including provisions regarding confidentiality, non-competition and non-solicitation.

The description of the Agreement set forth above is qualified in its entirety by the Agreement, itself, a  copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Section 9  —  Financial Statements and Exhibits

Item 9.01          Financial Statements and Exhibits

(d)                  Exhibits.  The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Agreement dated as of May 5, 2009 between Northern Technologies International Corporation and DAK ENGINEERING, LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TECHNOLOGIES
INTERNATIONAL CORPORATION

By:
Matthew C. Wolsfeld
Chief Financial Officer
Dated: May 5, 2006

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
10.1	Agreement dated as of May 5, 2009 between Northern Technologies International Corporation and DAK ENGINEERING, LLC.	Filed herewith